Exhibit 99.2

BACKSTOP COMMITMENT AGREEMENT

This Backstop Commitment Agreement (this "Agreement"), dated as of ●, 2009 is entered into by and among AbitibiBowater Inc., a corporation under the laws of Delaware ("ABH"); Abitibi-Consolidated Inc., a corporation under the laws of Canada ("ACI"); Abitibi-Consolidated Company of Canada, a company under the laws of Quebec ("ACCC" and, together with ABH and ACI, the "Companies") and the other signatory hereto (the "Backstop Party", whether individually or collectively as a group of affiliated entities, as applicable).

                WHEREAS, the Companies and an informal committee of holders of one or more Notes (the "Noteholders") have reached agreement regarding the principal aspects of a recapitalization of the Companies and certain of their affiliates (the "Recapitalization"), as more fully described in the term sheet attached hereto as Schedule A (the "Term Sheet"), which Recapitalization and Term Sheet are intended to form the basis of a plan of arrangement (the "Plan") under the Canada Business Corporations Act and related transactions involving the Companies and certain of their subsidiaries and affiliates;

                WHEREAS, the Term Sheet contemplates the issuance and delivery of certain securities pursuant to the Concurrent Offering, as further described in the Term Sheet;

                WHEREAS, certain Noteholders (the "Consenting Noteholders") have entered into a Support Agreement with the Companies and certain affiliates of the Companies pursuant to which each of the Consenting Noteholders has agreed to support the Plan and the Recapitalization, upon the terms and conditions set forth in the Support Agreement and, the Companies and certain affiliates of the Companies may enter into additional support agreements (the executed support agreement and any other support agreements that may be executed, in each case as same may be amended, restated, supplemented or otherwise modified from time to time, the "Support Agreements");

                WHEREAS, the Companies have entered into firm commitment agreements with certain parties (the "Pre-Committed Parties") pursuant to which the Pre-Committed Parties have agreed to commit to purchase or to cause an affiliate to purchase on the Closing Date First Lien Notes and Warrants in the Concurrent Offering for an aggregate purchase price of $150 million (the "Initial Firm Commitment Amount"), and the Companies may enter into additional firm commitment agreements with other parties for the purchase of First Lien Notes and Warrants for the various aggregate purchase prices as may be set forth therein (the aggregate of all such committed purchases plus the Initial Firm Commitment Amount being referred to herein as the "Aggregate Firm Commitment Amount");

                WHEREAS, the Companies have entered into one agreement (as amended or modified, the "Initial Backstop Commitment Agreement") with an initial backstop party (the "Initial Backstop Party") pursuant to which the Initial Backstop Party has agreed to commit to purchase, on the Closing Date, First Lien Notes in the Concurrent Offering for a purchase price not to exceed $100 million (the "Initial Commitment Amount");

                WHEREAS, the Companies have the right, in their discretion, to enter into additional backstop commitment agreements (together with this Agreement, the "Additional Backstop Commitment Agreements") with certain parties (the "Additional Backstop Parties" and, together with the Initial Backstop Party and the Backstop Party hereto, the "Backstop Parties") pursuant to which each Additional Backstop Party will commit to purchase securities in the Concurrent Offering up to a specified purchase price (the aggregate of any such commitments including the Commitment Amount (defined below), the "Aggregate Additional Commitment Amount" and, together with the Initial Commitment Amount, the "Aggregate Backstop Commitment Amount");

                WHEREAS, in order to facilitate the Concurrent Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, the Backstop Party agrees to purchase, on the Closing Date, securities in the Concurrent Offering for a purchase price not to exceed $l (the "Commitment Amount"); and

                NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies and the Backstop Party agree as follows:

1.	Certain Definitions.

Unless otherwise defined herein capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Term Sheet. The following defined terms have the following meanings:

(a)	"Aggregate Backstop Call Amount" means an amount equal to $350 million, less the amount obtained by adding the Aggregate Firm Commitment Amount to the aggregate amount of the Concurrent Offering subscribed for by the Qualifying Noteholders (as described in Part A, Section 4 of the Term Sheet);

(b)	"Backstop Commitment Call Date" means the date on which the funding of the Call Amount shall occur, which shall be no earlier than two (2) Business Days following the date of the Funding Notice sent by ACI to the Backstop Party pursuant to Section 3 hereof;

(c)	"Business Day" means a day, other than a Saturday or a Sunday, on which commercial banks are generally open for business in Montreal, Quebec, Toronto, Ontario and New York, New York;

(d)	"Call Amount" means the lesser of (i) the Commitment Amount and (ii) an amount equal to (A) the Aggregate Backstop Call Amount, multiplied by (B) a fraction, the numerator of which is the Commitment Amount and the denominator of which is the Aggregate Backstop Commitment Amount;

(e)	"Concurrent Offering Participation Deadline" means the date upon which all the Noteholders must confirm their participation in the Concurrent Offering;

(f)	"Escrow Account" means that certain deposit account established by the Escrow Agent pursuant to the Escrow Agreement;

(g)	"Escrow Agent" means U.S. Bank National Association, a national banking association; and

(h)	"Escrow Agreement" means that certain escrow agreement to be entered into among the Companies, the Backstop Party and the Escrow Agent substantially in the form attached as Exhibit B.

2.	Backstop Commitment.

(a)	Subject to the terms and conditions set forth herein and in the Term Sheet, and upon receipt of a Funding Notice, the Backstop Party agrees that it shall purchase, and/or cause its relevant affiliate or affiliates to purchase First Lien Notes and Warrants in the Concurrent Offering for an aggregate purchase price equal to the Call Amount.

(b)	The securities issued pursuant to the Concurrent Offering upon the satisfaction of the Backstop Party's obligations under Section 2(a) will be issued and sold pursuant to registration exemptions provided under the Securities Act of 1933, as amended (the "Securities Act"), and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder.

3.	Funding Notice.

(a)	At least two (2) Business Days before the final order is issued by the Quebec Superior Court in respect of the Recapitalization but not before the Concurrent Offering Participation Deadline, ACI shall provide a written notice (a "Funding Notice") to each Backstop Party setting forth the following, including, in reasonable details, the information underlying such figures:

	i.	the Aggregate Backstop Call Amount;

	ii.	the Aggregate Backstop Commitment Amount;

	iii.	the Call Amount;

	iv.	the Backstop Commitment Call Date; and

	v.	instructions to wire the Call Amount to the Escrow Account on or before the Backstop Commitment Call Date.

(b)	The Backstop Party shall execute and deliver the Escrow Agreement and wire funds in the amount of its Call Amount (plus any wire transfer fees) to the deposit account maintained by the Escrow Agent.

4.	Fees and Expenses.

(a)	Backstop Fees. As consideration for the Commitment Amount, ACI shall pay to the Backstop Party on the Closing Date, as a commitment fee, $50 in principal amount of First Lien Notes (rounded down to the nearest $1.00) and 53.895 Series A Warrants, 53.895 Series B Warrants and 53.895 Series C Warrants for each $1,000 of the Commitment Amount, which First Lien Notes and Warrants shall be issued on the Closing Date and conditioned upon completion of the Recapitalization and the consummation of the Concurrent Offering; provided, further, that ACI shall have no obligation to pay such fee in the event that the Backstop Party fails to fund the Call Amount as and when required hereby (unless no amount is called by ACI in the event the Aggregate Backstop Call Amount is equal to zero, in which case such fee will be paid). In the event that the Recapitalization is not completed or the Concurrent Offering is not consummated (for any reason), no fee or other consideration shall be payable pursuant to this Section 4, in lieu of such First Lien Notes and Warrants or otherwise.

5.	Conditions to the Obligations of the Backstop Party.

In addition to the events set out in Section 14 of the Term Sheet which shall be deemed incorporated by reference herein and deemed a part hereof, the obligation of the Backstop Party to provide the Call Amount on the Backstop Commitment Call Date is subject to the following conditions:

(a)	Support Agreement. Any Support Agreement to which the Backstop Party (or its affiliates, as the case may be) is a party shall not have been terminated.

(b)	Purchase Documents. The Companies and/or their applicable subsidiaries and the Backstop Party shall have entered into reasonable and customary purchase documents for the purchase of First Lien Notes and Warrants by the Backstop Party in the Concurrent Offering, in form and substance satisfactory to the reasonable discretion of the Companies and the Backstop Party, with reasonable and customary representations and warranties (including, without limitation, due authorization, execution and delivery, no material adverse effect, valid issuance of securities and investor status and the conditions).

(c)	Information. All public information in connection with the Term Sheet (including without limitation, all the reports and forms filed with the Securities Exchange Commission pursuant to Sections 13(a), 14(a) or 15(a) of the Exchange Act on or after January 1, 2007 but prior to the date of this Agreement), this Agreement or information provided by the Companies to the Backstop Party relating to the execution of the Term Sheet (other than projections) shall have been, when furnished, true, complete and correct in all material respects and shall not have contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and all projections shall have been prepared in good faith based on reasonable assumptions.

6.	Termination.

(a)	Termination by the Backstop Party. This Agreement and the obligations of the Companies and the Backstop Party set out in this Agreement shall terminate on the earlier of (i) the date on which any Support Agreement to which the Backstop Party (or its affiliates, as the case may be) is a party terminates in accordance with the terms thereof with respect to the Backstop Party (or its affiliate), as applicable, or (ii) June 30, 2009 (in either event, the "Termination Date"); and

(b)	Assignment of Call Amount Upon Termination. In the event of termination of this Agreement pursuant to this Section 6, this Agreement will forthwith become void and there will be no liability on the part of any party or its respective partners, officers, directors or stockholders, except for obligations under Section 7, all of which will survive the Termination Date, as applicable, and except that each Party shall be responsible and shall remain liable for any breach of this Agreement by such Party occurring prior to the termination of this Agreement. Not in limitation of the foregoing, in the event that the Backstop Party defaults on its obligation to fund the Call Amount and subject to the right of first refusal of the Pre-Committed Parties and the Initial Backstop Party to subscribe for the Call Amount as set forth in the Term Sheet, the Companies shall have the right to offer the opportunity to purchase First Lien Notes for an aggregate purchase price equal to the Backstop Party's Call Amount and to receive the consideration appurtenant thereto as set forth in Section 4 hereof to other parties on the same or, with the written consent of the Backstop Party (or their affiliates) holding a majority of the aggregate principal amount of Notes held by the other Backstop Parties other than the defaulting Backstop Party and its affiliates, different terms. For the avoidance of doubt, the rights and obligations of the Backstop Party under this Agreement are several and not joint with respect to other Backstop Parties, and no failure by any other Backstop Parties to comply with its obligations under its Initial Backstop Commitment Agreement or its Additional Backstop Commitment Agreement, as the case may be, shall prejudice the rights or abrogate the obligations of the Backstop Party hereunder.

7.	Confidentiality.

The Companies agree, on their own behalf and on behalf of their Representatives (defined below), to use reasonable best efforts to maintain the confidentiality of the identity and commitment of the Backstop Party; provided, however, that such information may be disclosed: (a) to the Companies' respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents, on a need to know basis, (collectively referred to herein as the "Representatives" and individually as a "Representative"); provided further that each such Representative is informed of this confidentiality provision; and (b) to Persons in response to, and to the extent required by, (i) any subpoena, or other legal process, or (ii) any Governmental Entity. If the Companies or their Representatives receive a subpoena or other legal process as referred to in clause (b)(i) above, the Companies shall provide the Backstop Party with prompt written notice of any such request or requirement, to the extent permissible and practicable under the circumstances, so that the Backstop Party may (at the Companies' expense) seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 7: (x) the Companies may disclose the existence of and nature of commitment evidenced by this Agreement in any public disclosure or filing (including, without limitation, press releases, Exchange Act filings and the court materials) produced by the Companies at the discretion of the Companies, provided that in the context of any such public disclosure, with respect to Commitment Amounts, only the Aggregate Commitment Amount may be disclosed (but not their individual commitment unless otherwise required by any Governmental Entity); (y) the Companies may disclose the Call Amount in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof; and (z) the Companies may disclose, to the extent consented to in writing by the Backstop Party, the Call Amount. Nothing in this Agreement shall obligate the Companies to make any public disclosure of this Agreement, the Term Sheet, the Plan or the Recapitalization.

8.	Covenant of the Companies.

Subject to the terms of the Support Agreements, the Companies agree to file the Plan on a timely basis consistent with the Term Sheet and use their commercially reasonable efforts to achieve approval of the Plan by the Court and implementation of the Recapitalization in May 2009, including recommending to Noteholders that they vote to approve the Plan and using best commercial efforts to take all reasonable actions necessary to obtain any regulatory approvals required for the Recapitalization.

9.	Representation by the Companies.

The Companies hereby represent and warrant that the transactions contemplated by this Agreement, the Support Agreements and the Term Sheet are exempt from the formal valuation and minority approval requirements based on the financial hardship exemption pursuant to Sections 5.5(g) and 5.7(e) of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions of the Ontario and Quebec securities regulatory authorities (as such instrument relates to the Companies and ABH).

10.	Notices.

All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

	(a)	If to the Backstop Party, to the address set forth on its signature page hereto.

	(b)	If to the Companies, to:

Abitibi-Consolidated Inc. 1155 Metcalfe Street Suite 800 Montreal, QC H3B 5H2

Attention: Chief Financial Officer and Chief Legal Officer Fax: 864-282-9219 and 514-394-3644

with a required copy by email or fax (which shall not be deemed notice) to:

Stikeman Elliott LLP Attention: Marc Barbeau Email: mbarbeau@stikeman.com Fax: (514) 397-3409

Troutman Sanders LLP Attention: Cal Smith Email: cal.smith@troutmansanders.com Facsimile: (404) 326-3352

11.	Assignment; Third Party Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties; provided that any Backstop Party may, upon prior written notice to the Companies, assign its rights, interests and obligations hereunder to any affiliate (as defined in Rule 12b-2 under the Exchange Act of 1934) (an "Assignee Backstop Party") of such Backstop Party without the prior consent of the other parties, it being understood and hereby agreed that, in the event of such assignment, the Backstop Party who is a signatory to this agreement shall remain liable for all obligations of the Assignee Backstop Party hereunder in the event such Assignee Backstop Party defaults in meeting any such obligations.

12.	Prior Negotiations; Entire Agreement.

This Agreement, the Support Agreement to which the Backstop Party (or its affiliates, as the case may be) is a party and the Term Sheet, together with any confidentiality agreement entered into or binding upon the parties or their advisors, constitute the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, and the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

13.	Governing Law; Venue.

	(a)	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

	(b)	Venue. Any disputes or claims arising out of or in connection with this agreement and the transactions contemplated or documents required hereby shall be submitted to the exclusive jurisdiction of the courts of Ontario, and appropriate appellate courts therefrom. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this agreement in any suit, action, or proceeding of the nature specified in this Section 13 by the mailing of a copy thereof in the manner specified by the provisions of Section 10 .

14.	Counterparts.

This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

15.	Waivers and Amendments.

This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

16.	Headings.

The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

17.	Currency.

Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all cash payments hereunder shall be made in United States dollars.

18.	Several Liability.

Notwithstanding anything to the contrary in this Agreement, with respect to Backstop Parties executing either an Initial Backstop Commitment Agreement or an Additional Backstop Commitment Agreement as a group of affiliated entities, the obligations of such affiliated entities to fund such Call Amount shall be several and not joint and several.

19.	Public Announcements.

Without the prior written consent of the Companies, the Backstop Party shall not issue any press releases or otherwise make any public announcement with respect to this Agreement, the Plan, the Term Sheet and the transactions contemplated hereby and thereby, except as may be required by law.  Any such press release or public announcement shall be in form acceptable to the Companies, acting reasonably. Prior to issuing any press release or otherwise making any public announcement with respect to this Agreement, the Plan, the Term Sheet and the transactions contemplated hereby and thereby, the Companies shall provide the Backstop Party with a copy of such draft press release or public announcement for the Backstop Party's review and shall not issue any press release or any public announcement that mentions the Backstop Party by name, without the Backstop Party's consent (with respect to the portion of the press release that mentions the Backstop Party); provided, however, that the foregoing shall be subject to the Companies', the Backstop Party's and any of their affiliate's overriding obligation to make any disclosure under any applicable securities law, and in such circumstances the Companies shall use its reasonable best efforts, and shall cause any such affiliates, to give prior oral or written notice to the Backstop Party and reasonable opportunity for the Backstop Party to review or comment on the disclosure, and if any such prior notice is not possible, to give such notice immediately following the making of any such disclosure.

20.	No Advice.

The Companies, on the one hand, and the Backstop Party, on the other, acknowledge and agree that neither is advising the other as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby or in the Term Sheet, and neither shall have responsibility or liability to the other with respect thereto. Any review by Companies, on the one hand, and the Backstop Party, on the other, of transactions contemplated hereby or in the Term Sheet or other matters relating to such transactions will be performed solely for the benefit of the parties performing such review.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ABITIBI-CONSOLIDATED INC.

By:

            Name:
            Title:

ABITIBIBOWATER INC.

By:

            Name:
            Title:

ABITIBI-CONSOLIDATED COMPANY OF CANADA

By:

            Name:
            Title:

[Signature Page of Additional Backstop Commitment Agreement]

[XYZ]

By:

            Name:
            Title:

Commitment Amount :  US$___________________

Provide Backstop Party's Notice to:

Attention:

Fax:

[Signature Page of Additional Backstop Commitment Agreement]

EXHIBIT A

TERM SHEET

EXHIBIT B

FORM OF ESCROW AGREEMENT